Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42612 dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000) pertaining to the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (formerly ADM 401(k) Plan for Salaried Employees) and the Registration Statements (Form S-8 No. 333-75073 dated March 26, 1999, and Form S-8 No. 333-37694 dated May 24, 2000) pertaining to the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (as successor in interest to the ADM Employee Stock Ownership Plan for Salaried Employees) of our report dated May 12, 2006, with respect to the financial statements and schedule of the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (formerly ADM 401(k) Plan for Salaried Employees) included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Ernst & Young LLP

St. Louis, Missouri
June 16, 2006